Exhibit 10.61

THIS AMENDING AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS AMENDING AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

AMENDING AGREEMENT

THIS AMENDING AGREEMENT is entered into as of the 25th day of August, 2004.

BETWEEN:

ASIA BROADBAND INC., of 10 Glen Lake Parkway, Suite 130, Atlanta, Georgia, USA 30328

(the "Company")

AND:

RATHBONES UNIT TRUST MANAGEMENT LIMITED, of 159 New Bond Street, London, W1S 2UD, United Kingdom

(the "Investor")

WHEREAS:

A. Pursuant to that certain subscription agreement between the Company and the Investor, dated as of February 23, 2004 (the "Subscription Agreement"), the Company sold to the Investor units in the capital of the Company which units included, among other things, a convertible debenture with the terms and conditions as set forth in the convertible debenture attached to the Subscription Agreement (the "Convertible Debenture");

B. The Company and the Investor wish to amend the terms of the Convertible Debenture to include conversion provisions for the benefit of the Company; and

C The Company and the Investor agree to amend the Convertible Debenture on the terms on conditions of this Amending Agreement.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article I of the Convertible Debenture is amended by deleting Section (2) of Article I of the Convertible Debenture and replacing it with the following.

"(2) Conversion by the Company. The Company may, by providing written notice to the Holder, elect to convert, at any time and from time to time, until payment in full of this Debenture, all or part of (i) the principal amount of the Debenture in denominations of $1,000 (the "Converted Amounts") and (ii) accrued and unpaid interest on the Converted Amounts into Class A common shares in the capital of the Company (the "Shares") of the Company at $0.80 per Share (the "Conversion Price"). The date upon which the conversion shall be effective shall be deemed to be the date that the Holder receives written notice from the Company that it has elected to convert all or part of the principal amount (and such accrued and unpaid interest) of the Debenture in accordance with this Section."

2. Article I of the Convertible Debenture is amended by deleting Section (3) of Article I of the Convertible Debenture and replacing it with the following.

"(3) Right of Redemption. The Company at its option shall have the right to redeem, with ten (10) days advance written notice, a portion of or all of the outstanding principal sum under this Debenture. The redemption price shall be equal to: (i) one hundred and five percent (105%) of the principal sum being redeemed; plus (ii) any accrued and unpaid interest."

3. Article III of the Convertible Debenture is amended by deleting Section (1) of Article III of the Convertible Debenture and replacing it with the following.

"(1) Events of Default. An Event of Default includes any of the following events: (a) the failure by the Company to pay amounts due hereunder within fifteen (15) days of the Scheduled Maturity Date; (b) the failure by the Company's transfer agent to issue Shares to the Holder within ten (10) days of the Company's electing to convert any part or all of this Debenture; (c) the failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; and (d) the Company becomes bankrupt or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Company or any other person whereby the Company may be dissolved, wound-up, reorganized, or declared bankrupt or insolvent."

4. Article IV of the Convertible Debenture is amended by deleting Section (1) of Article IV of the Convertible Debenture and replacing it with the following.

"(1) Re-issuance of Debenture. If the Company elects to convert less than all of the outstanding principal sum plus accrued interest of this Debenture, the Holder may elect to tender this Debenture to the Company, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount."

5. Article V of the Convertible Debenture is amended by deleting Section (1)(a) of Article V of the Convertible Debenture and replacing it with the following.

"(a) if and whenever the Class A common shares of the Company (the "Common Shares") at any time outstanding are (i) subdivided into a greater number of Common Shares or the Company shall issue a stock dividend on the outstanding Common Shares, the number of Shares deliverable upon conversion of the Debentures will be proportionately increased and the Conversion Price will be proportionately decreased, or (ii) consolidated into a lesser number of Common Shares the number of Shares deliverable upon the conversion of the Debentures will be decreased proportionately and the Conversion Price will be proportionately increased;"

6. The Convertible Debenture is amended by deleting and removing Exhibit A to the Convertible Debenture.

7. The Convertible Debenture, as amended hereby, continues in full force and effect.

8. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

9. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

10. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have duly executed this Amending Agreement as of the date first set forth above.

ASIA BROADBAND INC.

Per: /s/ Graham Brant

Authorized Signatory

RATHBONES UNIT TRUST MANAGEMENT LIMITED

Per: /s/ James Thompson

Authorized Signatory